Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 15, 2021, by and among Assure Holdings Corp., a Nevada corporation (the “Company”), and each purchaser identified on Exhibit A hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 1.5.

RECITALS

A.                 On the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

B.                  The Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance (the “Offering”) of shares of Company Common Stock (as defined in Section 1.5 hereof) (the “Shares”).

C.                  At the Closing (as hereinafter defined), each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of Shares as hereafter specified on Exhibit A annexed hereto.

D.                 The Company has engaged The Benchmark Company, LLC as its placement agent (the “Placement Agent”) for the offering of the Shares on a “best efforts” basis.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1               Authorization of Sale of Shares. The Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Shares set forth opposite their respective names on Exhibit A, at a price per Share equal to $5.25 (the “Price Per Share” and the total purchase price for the Shares to be paid by each such Purchaser, the “Share Purchase Price”).

1.2               Closing. Subject to the terms and conditions set forth in this Agreement, the closing of the purchase and sale of the Shares to the Purchasers by the Company (the “Closing”) will occur two business days following the satisfaction or waiver of the conditions set forth in Sections 5.1 and 5.2, or at such other time and place or on such date as the parties may agree upon (the “Closing Date”). The Closing shall take place at the offices of Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, 15th Floor, New York, New York 10019, or at such other place as the parties may agree upon.

1.3               Payment. On the Closing Date, (a) each Purchaser shall pay to the Company its Share Purchase Price in United States dollars and in immediately available funds, by wire transfer to the Company’s account as set forth in instructions previously delivered to each Purchaser by the Company and (b) the Company shall irrevocably instruct the Transfer Agent (as defined in Section 1.5 hereof) to deliver to each Purchaser the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto, duly executed on behalf of the Company and registered in the name designated by such Purchaser as set forth on such Purchaser’s Stock Registration Questionnaire included as Exhibit B hereto.

1.4            Closing Deliverables.

(a)                Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)               This Agreement duly executed by the Company;

(ii)               a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto, registered in the name designated by such Purchaser as set forth on such Purchaser’s Stock Registration Questionnaire included as Exhibit B;

(iii)             an opinion of counsel to the Company in form and substance reasonably satisfactory to the Purchasers; and

(iv)            the Registration Rights Agreement in the form attached hereto as Exhibit C, duly executed by the Company.

(b)                Purchasers. On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company on their own behalf and not on behalf of any other Purchaser, the following (the “Purchaser Documents”):

(i)               this Agreement duly executed by such Purchaser;

(ii)              a Stock Registration Questionnaire in the form attached hereto as Exhibit B, fully completed and duly executed by such Purchaser;

(iii)            the Registration Rights Agreement in the form attached hereto as Exhibit C, duly executed by such Purchaser;

(iv)           unless such Purchaser is a director or an executive officer (as such term is defined in Rule 501(f) of Regulation D promulgated under the Securities Act) of the Company as of the Closing Date, an Accredited Investor Qualification Questionnaire in the form attached hereto as Exhibit D, fully completed and duly executed by such Purchaser;

(v)            a Bad Actor Questionnaire in the form attached hereto as Exhibit E, fully completed and duly executed by such Purchaser; and

(vi)          such Purchaser’s Share Purchase Price by wire transfer of immediately available funds in United States dollars to the account specified by the Company.

1.5               Defined Terms Used in This Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York or Colorado generally are authorized or required by law or other government actions to close.

“Company Common Stock” means the Company’s common stock, par value $0.001 per share. “Common Stock Equivalents” means any securities of the Company or any subsidiary which would entitle the holder thereof to acquire at any time Company Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into, exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Company Common Stock.

“Confidentiality Agreements” means any confidentiality agreements previously entered into by the Company and one or more of the Purchasers.

“Escrow Agent” means any bank or financial institution retained by the Company to the hold each Purchaser’s Share Purchase Price.

“Lock-Up Agreements” means any lock-up agreements previously entered into by the Company and the entities or persons set forth on Schedule I hereto.

“Nasdaq” means The Nasdaq Capital Market or, as applicable, The NASDAQ Stock Market LLC.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Personal Information” means any information about a person (whether an individual or otherwise) required to be disclosed to a securities commission or other securities regulatory authority or stock exchange, whether pursuant to a form or request made by such commission, regulatory authority or stock exchange, and includes information contained in this Agreement (including, for greater certainty, the schedules incorporated by reference herein).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the Purchasers, in the form attached hereto as Exhibit C.

“Trading Day” means a trading day in which trading occurs on Nasdaq, the New York Stock Exchange, Inc., or the TSX Venture Exchange Inc.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and the schedules and exhibits attached hereto and thereto.

“Transfer Agent” means Computershare Trust Company of Canada, the current transfer agent of the Company, with a mailing address of 510 Burrard Street, 3rd Floor, Vancouver, B.C. V6C 3B9, Canada, and any successor transfer agent of the Company.

“TSXV” means the TSX Venture Exchange. “$” means United States dollars.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers and to the Placement Agent as of the date hereof and as of the Closing Date as follows:

2.1               Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the Disclosure Documents (as defined in Section 2.6 below). Schedule 2.1 hereto sets forth a list of the Company’s subsidiaries. The Company is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any (i) effect on the business, operations, properties, financial condition or prospects of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole, and (ii) condition, circumstance or situation that would adversely affect the validity of the Transaction Documents or the ability of the Company to perform any of its obligations thereunder.

2.2               Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents, to issue and sell the Shares to be issued by the Company in accordance with the terms hereof and to perform its obligations under the Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or stockholders is required therefor. When executed and delivered by the Company, this Agreement and the other Transaction Documents shall each constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Company’s board of directors has adopted resolutions authorizing and approving the transactions contemplated by the Transaction Documents, including the issuance of the Shares to be issued by the Company pursuant to this Agreement and the other Transaction Documents and the performance by the Company of its obligations hereunder and thereunder.

2.3               Issuance of Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free and clear of any preemptive or similar rights. In addition, the Shares will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, the Company (collectively, “Encumbrances”) and rights of refusal of any kind imposed by the Company (other than restrictions on transfer under applicable securities laws, including the Securities Act) and the holder of the Shares shall be entitled to all rights accorded to a holder of Company Common Stock.

2.4               No Conflicts; Governmental Approvals. The execution, delivery and performance of the Transaction Documents by the Company, the sale and issuance of the Shares and the performance by the Company of its obligations thereunder do not and will not (i) violate any provision of the Company’s articles of incorporation or bylaws as currently in effect, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any subsidiary is a party or by which the Company’s or any subsidiary’s properties or assets are bound, or (iii) result in a violation of any Canadian or U.S. federal, state or local statute, rule, regulation, order, judgment or decree (including Canadian and U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company or any subsidiary is bound or affected. The Company is not required under Canadian or U.S. federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or issue and sell the Shares to be issued by the Company in accordance with the terms hereof and thereof, other than filings that have been made, or consents that have been obtained, pursuant to the rules and regulations of the Nasdaq or TSXV trading markets, applicable Canadian or United States state or provincial securities laws and post-sale filings pursuant to applicable Canadian or United States federal or state securities laws which the Company undertakes to file or obtain within the applicable time periods and the filings required to be made pursuant to this Agreement.

2.5               Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth on Schedule 2.5 hereto. Except as disclosed on Schedule 2.5 hereto, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities (other than the grant of additional awards under the Company’s equity incentive plans).

2.6               Disclosure Documents, Financial Statements. Since December 31, 2020, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated by the SEC thereunder, the “Exchange Act”), or pursuant to applicable securities commissions or securities regulatory authorities in Canada (the “Canadian Securities Regulators”), pursuant to the reporting requirements of such Canadian Securities Regulators (the “Disclosure Documents”). At the times of their respective filing, all such Disclosure Documents complied in all material respects with the requirements of the Exchange Act or the reporting requirements of the Canadian Securities Regulators, as applicable. At the times of their respective filings, such Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied in all material respects with applicable requirements under the Exchange Act or the rules and regulations of the Canadian Securities Regulators, as applicable. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

2.7               Accountants. Baker Tilly US, LLC (formerly Squar Milner LLP)(the “Auditor”), as reported in the Annual Report, was, at the time such report was issued, an independent registered public accounting firm with respect to the Company and is subject to oversight by the Public Company Accounting Oversight Board. Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act and described in the Disclosure Documents, the Auditor has not engaged in any non- audit services prohibited by subsection (g) of Section 10A of the Exchange Act on behalf of the Company or its subsidiaries.

2.8               Internal Controls. Except as set forth in the Disclosure Documents, the Company has established and maintains a system of internal accounting controls to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2020, except as set forth in the Disclosure Documents, there have been no significant changes in internal controls or in other factors with respect to the Company that could significantly affect the Company’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

2.9               Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act or by the Canadian Securities Regulators) that (A) are designed to ensure that material information required to be disclosed by the Company in the reports it files and submits in its Disclosure Documents is accumulated and communicated to the management of the Company, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC; and

(C) are effective in all material respects to perform the functions for which they were established.

2.10           Sarbanes-Oxley. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

2.11           No Material Adverse Change. Except as disclosed in the Disclosure Documents, since December 31, 2020, the Company has not (i) experienced or suffered any Material Adverse Effect, (ii) incurred any material liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business or (iii) declared, made or paid any dividend or distribution of any kind on its capital stock.

2.12           No Undisclosed Events or Circumstances. Except as disclosed in the Disclosure Documents, since December 31, 2020, except for the consummation of the transactions contemplated herein, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

2.13           Litigation. Except as disclosed in the Disclosure Documents, no action, suit, proceeding or investigation is currently pending or, to the knowledge of the Company, has been threatened in writing against the Company that: (i) concerns or questions the validity of this Agreement; (ii) concerns or questions the right or authority of the Company to enter into the Transaction Documents and to perform its obligations thereunder; or (iii) is reasonably likely to have a Material Adverse Effect. The Company is neither a party to nor subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate that would have a Material Adverse Effect.

2.14           Compliance. The Company is not in violation of any provision of the Company’s articles of incorporation or bylaws as currently in effect. Neither the Company nor any subsidiary, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it or to which it or its respective properties are subject, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all Canadian and U.S. federal, state and local laws applicable to its business, except in each case of (i), (ii) and (iii) above, for such defaults or violations as have not had, and could not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate.

2.15           Listing and Maintenance Requirements. Except as set forth in the Disclosure Documents, the Company is, and has no reason to believe that it will not, upon the issuance of the Shares hereunder, continue to be, in compliance with the requirements of the Nasdaq and the TSXV trading markets for continued listing of the Company Common Stock thereon and the Company has not received any notification that, and has no knowledge that Nasdaq or the TSXV is contemplating terminating such listing. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of Nasdaq or the TSXV in any material respect.

2.16           Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

2.17           Private Placement. Neither the Company nor its Affiliates, nor, to the Company’s knowledge, any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares hereunder, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the sale and issuance by the Company of the Shares under the Securities Act or (iii) has issued any shares of Company Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Company Common Stock which would be integrated with the sale of the Shares to the Purchasers for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of Nasdaq or the TSXV, nor will the Company or any of its Affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Purchasers, the offer and sale of the Shares to be issued by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. None of the Company, any of its predecessors, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act but excluding the underwriters, their U.S. Affiliates, any selling group member or any person acting on any of their behalf, as to whom the Company makes no representation, warranty or covenant) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)–(viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine: (i) the identity of each person that is an Issuer Covered Person; and (ii) whether any Issuer Covered Person is subject to a Disqualification Event. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the offer and sale of the Shares under the Securities Act.

2.18           No Manipulation of Stock. The Company has not taken and will not take, in violation of applicable law, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Company Common Stock.

2.19           Brokers and Finders. Other than the Placement Agent, neither the Company nor any of the officers, directors or employees of the Company has employed any broker or finder in connection with the transaction contemplated by this Agreement.

2.20           OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

2.21           Shell Company Status. The Company is not, currently, an issuer identified in Rule 144(i)(1)(i).

2.22           Questionable Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any subsidiary, has on behalf of the Company or any subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

2.23           Transactions with Affiliates. Except as disclosed in the Disclosure Documents, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company or any subsidiary is presently a party to any transaction with the Company or any subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.24           Disclosures. Neither the Company nor any Person acting on its behalf has provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Purchasers in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.25           FDA. The Company is not subject to the rules and regulations of the U.S. Food and Drug Administration.

2.26           No Fiduciary. The Company acknowledges that none of the Purchasers is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice or other guidance provided by any Purchaser or any of its representatives and agents with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s entry into such transactions. The Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and agents.

2.27           Reliance. The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Purchasers and the Placement Agent.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS

Each Purchaser, for itself and for no other Purchaser, hereby represents, warrants and covenants to the Company and to the Placement Agent as follows:

3.1               Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate limited liability company or limited partnership action, and no further consent or authorization of such Purchaser or its board of directors, stockholders or other governing body is required. When executed and delivered by such Purchaser, this Agreement shall constitute a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.2               [Reserved]

3.3               Purchaser Sophistication; Accredited Investor. At the time such Purchaser was offered the Shares and as of the date hereof, such Purchaser (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (b) in connection with its decision to purchase the Shares, relied only upon the Disclosure Documents, other publicly available information including the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports filed with the SEC under the Exchange Act and the Canadian Securities Regulators and available on the Company’s profiles on EDGAR at www.sec.gov and on SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference, and the representations and warranties of the Company contained herein; (c) is an “accredited investor” pursuant to Rule 501(a) of Regulation D under the Securities Act as set forth on such Purchaser’s Accredited Investor Qualification Questionnaire; (d) is acquiring the Shares for its own account for investment purposes only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution of the Shares in violation of the Securities Act or any applicable state securities laws; provided, however, that such Purchaser may at all times to sell or otherwise dispose of all or any part of such Shares in compliance with the Securities Act and any applicable state securities laws; and provided, that nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time; (e) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares; (f) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act and applicable Canadian provincial and United States state securities laws; (g) understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares; (h) understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of such Purchaser’s investment (provided that such acknowledgment in no way diminishes the representations, warranties and covenants made by the Company hereunder); and (i) understands that neither the SEC, or any Canadian or United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

3.4               Restricted Shares. Such Purchaser acknowledges that the Shares are “restricted securities” under Rule 144 of the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act or sold pursuant to an available exemption therefrom. If the Purchaser is selling the Shares pursuant to Rule 144 promulgated under the Securities Act or pursuant to another exemption from registration under the Securities Act, the Company shall have received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Transfer Agent that such sale may be made in compliance with the Securities Act (such opinion of counsel to be deemed to be delivered in connection with Rule 144 transfers made in accordance with Section 4.4 hereof). Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which provide a safe harbor for the limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions (if applicable), including, among other things, the existence of a public market for the stock, the availability of certain current public information about the Company, the resale occurring after certain holding periods have been met, and for Affiliates of the Company, the sale being conducted through a “broker’s transaction” or a transaction directly with a “market maker” and the number of shares of the stock being sold during any three-month period not exceeding specified limitations. Such Purchaser further acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time such Purchaser wishes to sell the Shares and, if so, such Purchaser may be precluded from selling the Shares under Rule 144 even if the required holding period has been satisfied.

3.5               Residency. Such Purchaser is a resident of or an entity organized under the jurisdiction specified below its address on Exhibit A hereto. The Purchaser is not a resident of or an entity organized under the laws of Canada or a jurisdiction therein.

3.6               Ownership of Capital Stock. Except as disclosed in the Disclosure Documents and excluding the Shares, such Purchaser and its Affiliates beneficially own no shares of capital stock of the Company as of the date hereof.

3.7               Stock Legends. Such Purchaser acknowledges that certificates evidencing the Shares shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AND IN CONNECTION WITH ANY SALE OR TRANSFER PURSUANT TO (C) OR (D) AS EVIDENCED BY A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT.

3.8               No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

3.9               No General Solicitation; Pre-Existing Relationship. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine, e-mail or by electronic means on the internet, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (as such terms are used in Regulation D under the Securities Act). Such Purchaser also represents that such Purchaser was contacted regarding the sale of the Shares by the Company or the Placement Agent (or an authorized agent or representative of the Company or the Placement Agent) with which such Purchaser had a substantial pre-existing relationship.

3.10           Purchase Entirely for Own Account. The Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable Canadian and U.S. federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time.

3.11           Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.12           Disclosure of Information. Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company and the Placement Agent regarding the Company, its business and the terms and conditions of the offering of the Shares. Such Purchaser acknowledges receipt of copies of the Disclosure Documents (or access thereto via EDGAR or SEDAR). Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.13           Interested Stockholders. Each Purchaser that is an “Interested Stockholder” (as such term is defined in Section 78.423 of the Nevada Revised Statutes) represents and warrants that either (a) it has been an Interested Stockholder for at least three years prior to the date hereof or (b) the transaction that resulted in such Purchaser becoming an Interested Stockholder was approved by the Company’s board of directors or a duly authorized committee thereof.

3.14           No Rule 506 Disqualifying Activities. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) under the Securities Act.

3.15           Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

3.16           Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Company Common Stock and other activities with respect to Company Common Stock and has not undertaken and will not undertake any actions in violation of Regulation M.

3.17           Canadian Distribution. The Purchaser acknowledges that the Shares have not been qualified for distribution by a prospectus in Canada and may not be offered or sold in Canada during the course of the distribution except pursuant to a prospectus filed with a securities commission in Canada or pursuant to an exemption from the prospectus requirements.

3.18           Personal Information. The Purchaser acknowledges that this Agreement requires the Purchaser to provide certain Personal Information to the Company and its agents and advisers as reasonably necessary in connection with the Offering. Such information is being collected and will be used by the Company for the purposes of completing the Offering of the Shares, which includes, without limitation, determining the Purchaser’s eligibility to purchase the Shares under applicable Canadian and U.S. securities laws and completing filings required by the applicable securities commission or other securities regulatory authority. The Purchaser agrees that the Purchaser’s Personal Information may be disclosed by the Company to: (i) stock exchanges and applicable securities regulatory authorities, including the applicable securities commission; (ii) the Company’s Transfer Agent; (iii) the applicable taxing authorities; and (iv) any of the other parties involved in the proposed Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing and delivering this Agreement, the Purchaser consents to the foregoing collection, use, and disclosure of the Purchaser’s Personal Information. The Purchaser also consents to the filing of copies or originals of any of the Purchaser Documents described in Section 1.4(b) hereof as may be required to be filed with any stock exchange or securities commission in connection with the transactions contemplated hereby.

3.19           Prohibited Transactions. Since the earlier of (a) such time as such Purchaser was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Shares, or (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Company Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Company Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii)    the Effective Date or (iii) the Effectiveness Deadline (as such terms are defined in the Registration Rights Agreement), such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Purchaser acknowledges that the representations, warranties and covenants contained in this Section 3.19 are being made for the benefit of the Purchasers as well as the Company and that each of the other Purchasers shall have an independent right to assert any claims against such Purchaser arising out of any breach or violation of the provisions of this Section 3.19.

ARTICLE IV
COVENANTS OF THE PARTIES

4.1 Agreement to Lock-Up. The Company shall cause its officers and directors to enter into Lock-Up Agreements with the Company and the Placement Agent pursuant to which they will agree that they will not, without the prior written consent of the Company and the Placement Agent, during the period commencing on the Closing Date and ending on the date that is sixty (60) days after the date the Company’s final prospectus is first filed pursuant to Rule 424(b)(3) under the Securities Act with respect to the registration with the SEC of the Shares for resale pursuant to the Registration Rights Agreement, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any Shares, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Common Stock held by such person or entity or acquired by such person or entity after the date hereof, or that may be deemed to be beneficially owned by such person or entity; provided, that this Section 4.1  shall not apply to (a) any transfer of Shares by a person to its Affiliates, provided that as a condition of such transfer, such Affiliate agrees in writing to be bound by the provisions of this Section 4.1 to the same extent as such person, (b) any shares of Company Common Stock being offered in the prospectus included in the registration statement covering the resale of the Shares in accordance with the Registration Rights Agreement, or (c) any sale or deemed sale of shares of the Company Common Stock in relation to the bona fide exercise of options to purchase shares of Company Common Stock by such person (i) pursuant to a deemed sale to the Company to permit the cashless exercise of such options, (ii) pursuant to a deemed sale to the Company to cover tax withholding obligations in connection with such exercise of such options or (iii)   pursuant to a sale in the open market to cover the exercise price of such options in relation to a broker- assisted exercise of such options, provided, however, that such person sells or is deemed to sell only such number of shares of Company Common Stock necessary to undertake such cashless exercise, cover such tax withholding obligations or cover the exercise price of such stock options, as the case may be.

4.2               Further Transfers. Each Purchaser covenants that the Shares will only be sold, offered for sale, pledged, loaned, or otherwise disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, the Company may require such Purchaser to provide to the Company an opinion of counsel of recognized standing, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration under the Securities Act (such opinion of counsel to be deemed to be delivered in connection with Rule 144 transfers made in accordance with Section 4.4 hereof).

4.3               No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares pursuant to this Agreement in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares pursuant to this Agreement for purposes of the rules and regulations of Nasdaq or the TSXV such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction. The Purchasers shall take no action to become a group such that any transactions contemplated by this Agreement would require shareholder approval prior to Closing.

4.4               Removal of Legends. In connection with any sale or disposition of the Shares by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, the Company shall or, in the case of Company Common Stock, shall cause the Transfer Agent for the Company Common Stock to issue replacement certificates representing the Shares sold or disposed of without restrictive legends. Upon the earlier of (i) the registration for resale pursuant to the Registration Rights Agreement or (ii) the Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing the Shares without legends upon receipt by such Transfer Agent of the legended certificates for such Shares, together with either (1) a customary representation by the Purchaser that Rule 144 applies to the Shares represented thereby and that such Purchaser has undertaken or will undertake the sale of the Shares in accordance with Rule 144, including Rule 144(i) or (2) a statement by the Purchaser that such Purchaser will sell (or, in the case of any Affiliate of the Company has sold) the shares of Company Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) assuming the receipt and sufficiency of the above representations and compliance with the Securities Act, cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. From and after the earlier of such dates, and subject to the qualifications set forth above, upon a Purchaser’s written request, the Company shall promptly cause certificates evidencing the Purchaser’s Shares to be replaced with certificates which do not bear such restrictive legends. When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate pursuant to the provisions of this Section 4.4, if: (1) the unlegended certificate is not delivered to a Purchaser within three (3) Trading Days of submission by that Purchaser of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Purchaser, the Purchaser, or any third party on behalf of such Purchaser or for the Purchaser’s account, purchases (in an open market transaction or otherwise) shares of Company Common Stock to deliver in satisfaction of a sale by the Purchaser of shares represented by such certificate (a “Buy- In”), then the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Company Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

4.5	Subsequent Equity Sales; Registration Statements.

(a)                From the date hereof until ninety (90) days after the Closing Date, without the consent of the Required Purchasers (as hereinafter defined), neither the Company nor any subsidiary shall issue shares of Company Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 4.5(a) shall not apply to (i) the issuance of the Shares, (ii) the issuance of Company Common Stock or Common Stock Equivalents upon the conversion or exercise of any securities of the Company or a subsidiary outstanding on the date hereof, provided that the terms of such security are not amended after the date hereof to decrease the exercise price or increase the Company Common Stock or Common Stock Equivalents receivable upon the exercise, conversion or exchange thereof, (iii) the issuance of any Company Common Stock or Common Stock Equivalents pursuant to any Company equity incentive plan approved by the Company’s stockholders and in place as of the date hereof or pursuant to the Company’s 2021 Stock Incentive Plan and 2021 Employee Stock Purchase Plan following approval by the Company’s stockholders at the Company’s upcoming annual meeting of stockholders to be held on December 9, 2021, as described in the Company’s proxy statement on Schedule 14A for such annual meeting as filed with the SEC in November 2021, and (iv) the issuance of shares of Company Common Stock pursuant to a follow-on private placement on terms identical to this Offering of up to such aggregate purchase price amount which, when added to the amount raised in this Offering, will not exceed $6 million in aggregate purchase price after such private placement.

(b)                From the date hereof until the earlier of (i) two years after the Closing Date, or (ii) such time as Purchasers collectively beneficially own less than five percent (5%) of the outstanding shares of Company Common Stock, the Company shall be prohibited from effecting or entering into an agreement to effect any “Variable Rate Transaction.” The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Company Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Company Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events, shall not be deemed to be a “Variable Rate Transaction”.

(c)                The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

(d)                The Company shall not, from the date hereof until ninety (90) days after the Effective Date, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than (i) a Registration Statement pursuant to the Registration Rights Agreement, or (ii) any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to (A) a currently outstanding registration statement of the Company as may be necessary to maintain the effectiveness of such registration statement pursuant to the Company’s existing contractual obligations and not for the purposes of adding additional securities to such registration statement, (B) the Company’s employee benefit plans registered on Form S-8, or (C) in connection with an acquisition registered on Form S-4.

4.6          Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

ARTICLE V
CONDITIONS TO CLOSING

5.1          Conditions Precedent to the Obligations of the Purchasers. The obligation of the Purchasers to acquire the Shares at the Closing is subject to the satisfaction or waiver by the Purchasers, at or before the Closing, of each of the following conditions:

(a)              Representations and Warranties. The representations and warranties of the Company contained in Article II shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Article II hereof not qualified as to materiality shall be true and correct in all material respects as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b)             Performance. The Company shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing, including, without limitation, the delivery by the Company of the items contemplated by Section 1.4(a).

(c)              No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)             No Nasdaq or TSXV Objection. Neither Nasdaq nor the TSXV shall have raised any objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions.

(e)             Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

(f)              Lock-Up Agreements. The Placement Agent shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule I.

(g)              Approval of TSXV. The TSXV shall have conditionally approved the issuance of the Shares.

5.2          Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)             Representations and Warranties. The representations and warranties of each Purchaser contained in Article III shall be true and correct in all respects as of the Closing (unless as of a specific date therein in which case they shall be accurate as of such date).

(b)             Performance. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing, including, without limitation, the delivery by each Purchaser of the items contemplated by Section 1.4(b).

(c)             No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)             No Nasdaq or TSXV Objection. Neither Nasdaq nor the TSXV shall have raised any objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions.

(e)             Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

(f)              Lock-Up Agreements. The Placement Agent shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule I.

(g)              Approval of TSXV. The TSXV shall have conditionally approved the issuance of the Shares.

ARTICLE VI
TERMINATION

6.1 Termination. In addition to the provisions of Section 7.6, in the event that the Closing shall not have occurred with respect to a Purchaser on or before ten (10) Business Days from the date hereof due to the Company’s or such Purchaser’s failure to satisfy the conditions set forth in Section 5 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

ARTICLE VII
MISCELLANEOUS

7.1               Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the Closing and the delivery of the Shares.

7.2               No Finder’s Fees. Except as set forth in an agreement between the Company and the Placement Agent, each party represents that it neither is nor will be obligated for any finder’ fee or commission in connection with this transaction. The Company agrees to indemnify and to hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible.

7.3               Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.4             Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, that any Confidentiality Agreements previously entered into between the Company and any Purchasers shall remain in full force and effect. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers, and the Purchasers will execute and deliver to the Company, such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.5               Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 7.5 prior to 4:00 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 4:00 p.m. (Eastern time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth below, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person:

If to the Company:	Assure Holdings Corp. 4600 South Ulster Street, Suite 1225 Denver, CO 80237 Attention: Mr. John Allen Farlinger, Chairman & CEO Email: john.farlinger@assureiom.com Fax No.:

with copies (which copies shall not constitute notice to the Company) to:	Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, CO 80202 Attention: Kenneth G. Sam, Esq. Email: sam.kenneth@dorsey.com Fax No.: (416) 367-7371
If to the Purchasers:	To their respective addresses as set forth on Exhibit A attached hereto.

7.6               Amendments; Waivers. This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Company and (i) with respect to an amendment, termination or waiver prior to the Closing, (X) each Purchaser which, together with its Affiliates, has agreed to purchase at least 25% of the Shares to be issued at the Closing and (Y) the Purchasers obligated to purchase a majority of the Shares to be issued at the Closing, and (ii) with respect to an amendment, termination or waiver after the Closing, (X) each Purchaser who, together with its Affiliates, beneficially owns at least 9.99% of the Shares and (Y) the Purchasers beneficially owning at least a majority of the Shares then beneficially owned by all Purchasers (collectively in each of clauses (i) and (ii), the “Required Purchasers”). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.7               Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.8               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser; provided, however, that no such consent shall be required in connection with any assignment (i) occurring by operation of law in connection with any merger or consolidation to which the Company is a party, (ii) in connection with the acquisition of all or substantially all of the assets of the Company or (iii) any other similar business combination transaction involving the Company. A Purchaser may assign its rights under this Agreement in connection with the sale or transfer of some or all of its Shares; provided, that (i) as a condition of such sale or transfer, such transferee agrees in writing to be bound by all of the terms and conditions of this Agreement as a party hereto and (ii) such sale or transfer shall have been made in accordance with the applicable securities laws.

7.9               Persons Entitled to Benefit of Agreement. Except for the Placement Agent, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.10           Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflict of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. If any party hereto shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.11           Counterparts; Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.12           Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible, and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.

7.13           Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Company Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Company Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

ASSURE HOLDINGS CORP.

By:	/s/ John Price
Name: John Price
Title: Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

By:
Name:
Title:

Address for Notice:

Telephone No.:

Facsimile No.:

E-mail Address:

Attention:

[Signature Page to Securities Purchase Agreement]

Schedule I

LIST OF LOCK-UP PARTIES

1	John Farlinger

2	Alex Rasmussen

3	John Price

4	Preston Parsons

5	Martin Burian

6	Christopher Rumana

7	Steven Summer

8	John Flood

Exhibit A

SCHEDULE OF PURCHASERS

Exhibit B

STOCK REGISTRATION QUESTIONNAIRE

Exhibit C

REGISTRATION RIGHTS AGREEMENT

[Separately Provided]

Exhibit D

ACCREDITED INVESTOR QUALIFICATION QUESTIONNAIRE

D-3

Exhibit E

“BAD ACTOR” QUESTIONNAIRE FORM

Rule 506 Disqualification Event Questionnaire

E-4